FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
                          CREDIT AND SECURITY AGREEMENT


          This First Amendment, dated as of March 27, 2001, is made by and among HESKA CORPORATION, a Delaware corporation ("Heska"), DIAMOND ANIMAL HEALTH, INC., an Iowa corporation ("Diamond") (each of Heska and Diamond may be referred to herein individually as a "Borrower" and collectively as the "Borrowers"), and WELLS FARGO BUSINESS CREDIT, INC., f/k/a Norwest Business Credit, Inc., a Minnesota corporation (the "Lender").

                              Recitals
                              --------

          The Borrowers and the Lender have entered into a Second Amended and Restated Credit and Security Agreement dated as of June 14, 2000 (as amended to date and as the same may be hereafter amended from time to time, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

          The Borrowers have requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

          1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

          "`Borrowing Base' for a Borrower means, at any time the lesser of:

               (a)  the Maximum Line; or

               (b) subject to change from time to time in the Lender's sole discretion:

                    (i) 80% of Eligible Accounts of such Borrower, plus

                    (ii) the lesser of (A) the sum of (1) 30% of Eligible Inventory of such Borrower consisting of raw materials plus (2) 50% of Eligible Inventory of such Borrower consisting of finished goods, or (B) the difference of (1) $6,000,000 less (2) the aggregate amount of Advances made to all Borrowers other than such Borrower in reliance on Eligible Inventory, less

                    (iii) for any Borrower other than Heska, the
                          principal sum of all outstanding Advances made to Heska in reliance on such Borrower's Borrowing Base

          "Limited Diamond Borrowing Base" on a given date means the lesser of (A) Diamond's Availability as of such date or (B) the amount by which the Tangible Net Worth of Diamond on such date exceeds $2,000,000.

          2.   Eligible Accounts. Section 1.1 of the Credit
Agreement is further amended by deleting subsection (i) of the definition of "Eligible Accounts" and replacing it with the following:

          "(i) That portion of Accounts with terms of 60 days or less that are over 60 days past due, and all other Accounts over 90 days past the invoice date; provided, however, that certain Accounts which are billed pursuant to dated term invoices with payment terms of not greater than 180 days from the invoice date ("Dated Term Accounts") which (A) do not remain unpaid more than 180 days from such Dated Term Account's invoice date, (B) are not more than 30 days past due, and (C) are approved by the Lender in its sole discretion, shall, despite the terms of this subsection (i), be deemed Eligible Accounts;"

          3.   Revolving Advances. Section 2.2 of the Credit
Agreement is hereby amended by deleting the initial paragraph thereof in its entirety and replacing such initial paragraph with the following:

          "The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances (the "Revolving Advances") to any Borrower from time to time from the date the Inactive Period ends (the "Funding Date") to the Termination Date, on the terms and subject to the conditions herein set forth. The Lender shall have no obligation to make a Revolving Advance to a Borrower if, after giving effect to such requested Revolving Advance, (a) the sum of the outstanding and unpaid Revolving Advances would exceed the Aggregate Borrowing Base,
     (b) the sum of the outstanding and unpaid Revolving Advances to Diamond exceed the Limited Diamond Borrowing Base, (c) the sum of the outstanding and unpaid Revolving Advances to Heska would exceed the Expanded Heska Borrowing Base, or (d) during any Default Period, the sum of the outstanding and unpaid Revolving Advances to Heska would exceed Heska's Borrowing Base. Each Borrower's obligation to pay the Revolving Advances shall be evidenced by such Borrower's Revolving Note and shall be secured by the Collateral as provided in Article III and the Mortgaged Property as defined in each of the Factory Mortgage and the Farm Mortgage. Within the limits set forth in this
     Section 2.2, each Borrower may borrow, prepay pursuant to
     Section 2.12 and reborrow. Each Borrower agrees to comply with the following procedures in requesting Revolving Advances under this Section 2.2:"

          4. Issuance of Letters of Credit: Section 2.18(a)(i)(1) of the Credit Agreement is hereby amended by deleting the amount
"$500,000" therein and replacing such amount with "$1,000,000".

          5. Payment of Taxes and Other Claims; Payment of Past-Due Accounts. Section 6.5 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

          "Section 6.5 Payment of Taxes and Other Claims; Payment of Past-Due Accounts. Each Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of such Borrower; provided, that no Borrower shall be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made. Each Borrower will, (i) at all times, immediately pay all of its accounts payable that are 60 days or more past due and
     (ii) during any period for which any Revolving Advance is outstanding, immediately pay all accounts payable (except for accounts payable whose amount, applicability or validity is being contested in good faith by appropriate proceedings or methods) before such accounts become 60 days or more past due. Each Borrower will at all times maintain its accounts payable in accordance with the previous sentence."

          6. Minimum Book Net Worth: Section 6.12 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

          "Section 6.12 Minimum Book Net Worth. Heska will maintain, on a consolidated basis, as of each date listed below, its Book Net Worth at an amount not less than the amount set forth opposite such date:



           Period                  Minimum Book Net Worth
           -------                 ----------------------
       March 31, 2001                 $23,045,000
       April 30, 2001                 $21,049,000
        May 31, 2001                  $19,656,000
        June 30, 2001                 $18,719,000
        July 31, 2001                 $17,139,000
       August 31, 2001                $16,165,000
     September 30, 2001               $15,362,000
      October 31, 2001                $14,329,000
      November 30, 2001               $14,072,000
  December 31, 2001 and the
   last day of each month
         thereafter                   $14,489,000"



          7.   Minimum Net Income:  Section 6.13 of the Credit
Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

          "Section 6.13 Minimum Net Income. Heska will achieve, on a consolidated basis, during each period described below, Net Income in an amount not less than the amount set forth opposite such period (amounts in parentheses denote negative numbers):


            Period                            Minimum Net Income
            ------                            ------------------
    Three months ending March 31, 2001           ($7,757,000)
     Six months ending June 30, 2001            ($12,082,000)
   Nine months ending September 30, 2001        ($15,439,000)
  Twelve months ending December 31, 2001        ($16,312,000)"




          8.   Minimum Cash Balance:  Section 6.14 of the Credit
Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

          "Section 6.14 Minimum Cash Balance. Heska shall maintain as of the last day of each month, on a consolidated basis, its Liquidity at not less than $3,000,000."

          9. New Covenants: Section 6.16 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

          "Section 6.16 New Covenants. On or before December 31, 2001, the Borrowers and the Lender shall agree on new covenant levels for Sections 6.12, 6.13, 6.14, 6.15, 7.4(a)(v), and
     7.10 for periods after such date. The new covenant levels will be based on (i) the Borrower's projections for such periods and
     (ii) the year to date financial results of Heska, on a consolidated basis, and such new covenant levels shall be no less stringent than the present levels. An Event of Default shall occur if the new covenants are not agreed to by the above date."

          10. Investments and Subsidiaries: Section 7.4(a)(v) of the Credit Agreement is hereby amended by deleting the phrase
"during the 2000 fiscal year" and replacing such phrase with "during the 2001 fiscal year".

          11.  Capital Expenditures. Section 7.10 of the Credit
Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

          "Section 7.10 Capital Expenditures. The Borrowers, together with any Affiliates, will not incur or contract to incur, in the aggregate, Capital Expenditures of more than $1,800,000 in the aggregate during the period from January 1, 2001 through December 31, 2001."

          12. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit
Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

          13. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

          (a) The Acknowledgment and Agreement of Guarantor set forth at the end of this Amendment, duly executed by the Guarantor.

          (b)  Such other matters as the Lender may require.

          14. Representations and Warranties. Each Borrower hereby represents and warrants to the Lender as follows:

          (a) Each Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by each Borrower and constitutes the legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms.

          (b) The execution, delivery and performance by each Borrower of this Amendment has been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to any Borrower, or the articles of incorporation or by-laws of any Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected.

          (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct as of the date such representations and warranties were given with no changes adverse to the Lender.

          15. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

          16. No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit
Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

          17. Release. The Borrowers, and the Guarantor by signing the Acknowledgment and Agreement of Guarantor set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Borrower or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

          18. Costs and Expenses. The Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrowers hereby agree that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrowers, make a loan to any Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

         19. Miscellaneous. This Amendment and the Acknowledgment and Agreement of Guarantor may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.


                      [SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to be duly executed as of the date first written above.

HESKA CORPORATION                  DIAMOND ANIMAL HEALTH, INC.



By: /s/ Ronald L. Hendrick        By: /s/ Ronald L. Hendrick
    ----------------------            ----------------------
Name:  RONALD L. HENDRICK         Name:  RONALD L. HENDRICK
Title: EVP and CFO                Title: Secretary and Treasurer





WELLS FARGO BUSINESS CREDIT, INC.
  f/k/a Norwest Business Credit, Inc.


By: /s/Colette Taylor
    ----------------------
Name:   COLETTE TAYLOR
Title:  Assistant Vice President




      ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

          The undersigned, a guarantor of the indebtedness of Heska Corporation and Diamond Animal Health, Inc. (collectively, the "Borrowers") to Wells Fargo Business Credit, Inc., f/k/a Norwest Business Credit, Inc. (the "Lender") pursuant to a Guaranty dated as of June 14, 2000 (the "Guaranty"), hereby (i) acknowledges receipt of the foregoing First Amendment; (ii) consents to the terms and execution thereof; (iii) reaffirms its obligations to the Lender pursuant to the terms of its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrowers, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty for all of the Borrowers' present and future indebtedness to the Lender.

                               DIAMOND ANIMAL HEALTH, INC.



                               By: /s/ Ronald L. Hendrick
                                   ----------------------
                               Name:  RONALD L. HENDRICK
                               Title: Secretary and Treasurer